Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of National Grid of our report dated May 17, 2006 relating to the consolidated financial statements, which appears in National Grid plc’s Annual Report on Form 20-F for the year ended March 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London, U.K.

June 27, 2006